SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2015

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

000-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2015, the Board of Directors of Pacific Continental Corporation (the “Company”) approved an amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Amendment”) intended to enhance the Company’s corporate governance and implement a majority voting standard in uncontested director elections (i.e., elections in which the number of nominees does not exceed the number of directors to be elected). The Company intends to submit the Amendment for action to the shareholders of the Company at the Company’s next annual meeting.

The adoption of a majority voting standard in uncontested director elections will require directors to be elected by the affirmative vote of a majority of the votes cast. In a contested election, a plurality voting standard would continue to apply. If the Amendment is approved by the Company’s shareholders, the majority voting standard would apply to uncontested director elections beginning with the annual meeting of shareholders to be held in 2017. The full text of the Amendment proposal will be included in the Company’s proxy statement to be filed with the Securities and Exchange Commission prior to the 2016 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2015

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Richard R. Sawyer
Richard R. Sawyer
Chief Financial Officer
(Duly Authorized Officer)